UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2007

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 22, 2007, Hewlett-Packard Company (“HP”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the several Underwriters named therein, for the issuance and sale by HP of $600,000,000 aggregate principal amount of the Floating Rate Global Notes due March 1, 2012 (the “Floating Rate Notes”), $900,000,000 aggregate principal amount of the 5.25% Global Notes due March 1, 2012 (the “2012 Global Notes”), and $500,000,000 aggregate principal amount of the 5.40% Global Notes due March 1, 2017 (the “2017 Global Notes”) (collectively, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to HP’s shelf registration statement on Form S-3 (file no. 333-134327).  The closing of the offering occurred on February 27, 2007.

The Underwriting Agreement is attached hereto as Exhibit 1.1. The forms of the Floating Rate Notes, the 2012 Global Notes and the 2017 Global Notes are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated February 22, 2007
4.1	Form of Floating Rate Global Note due March 1, 2012
4.2	Form of 5.25% Global Note due March 1, 2012
4.3	Form of 5.40% Global Note due March 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: February 28, 2007	By:	/s/ CHARLES N. CHARNAS
	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated February 22, 2007
4.1	Form of Floating Rate Global Note due March 1, 2012
4.2	Form of 5.25% Fixed Rate Global Note due March 1, 2012
4.3	Form of 5.40% Fixed Rate Global Note due March 1, 2017